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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated February 23, 2001 relating to the financial statements and financial statement schedule of IWO Holdings, Inc. and Subsidiaries, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                             /s/ PricewaterhouseCoopers LLP

Albany, New York

July 25, 2001